UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2009

KANA SOFTWARE, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At an annual and special meeting of stockholders (the “Meeting”) held on December 23, 2009, the stockholders of Kana Software, Inc., a Delaware corporation (“KANA”), (i) approved and adopted the Asset Purchase Agreement, dated October 26, 2009, between KANA and Kay Technology Corp, Inc. (“Purchaser”), a Delaware corporation, pursuant to which KANA will sell substantially all of its assets to Kay (the “Asset Sale”), (ii) approved an amendment to KANA’s certificate of incorporation to change KANA’s name to SWK Holdings Corporation upon the closing of the Asset Sale, and (iii) elected Stephanie Vinella and Michael D. Weinberg to serve as the Class I directors on KANA’s Board of Directors until the 2012 Annual Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal. KANA and Kay completed the Asset Sale immediately following the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ JAY A. JONES
Jay A. Jones Interim Chief Financial Officer

Date: December 23, 2009